Novitron International, Inc.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      September 12, l995, 10:00 a.m.

You are hereby notified that the Annual Meeting of stockholders of Novitron International, Inc. (the "Company") will be held on September 12, l995 at 10:00 a.m. in Conference Room 1 (Seventh Floor) at the offices of Peabody & Arnold, 50 Rowes Wharf, Boston, Massachusetts, to consider and act upon the following matters:

     l.   To elect three (3) directors for the ensuing year.

     2. To ratify the action of the Directors in appointing Arthur Andersen LLP as the Company's auditors for the 1996 fiscal year.

     3. To act upon such other business as may properly come before the meeting or any adjournment thereof.

Even if you plan to attend the meeting personally, please be sure to sign and return the enclosed proxy in the envelope provided to:

                 American Stock Transfer & Trust Company
                              40 Wall Street
                           New York, N.Y. 10005

Only stockholders of record on the books of the Company at the close of business on July 17, 1995 will be entitled to receive notice of, and vote at, the Annual Meeting or any adjournment thereof.

                                        By order of the Board of Directors,

                                                  Anil Khosla, Secretary

August 11, 1995


IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please vote, date and sign your proxy and return it promptly in the envelope provided even if you plan to attend the meeting personally. If you do attend the annual meeting and desire to withdraw your proxy and vote in person, you may do so. Your cooperation is greatly appreciated.


                       Novitron International, Inc.
                      One Gateway Center, Suite 411
                             Newton, MA 02158

                             PROXY STATEMENT

                    SOLICITATION AND VOTING OF PROXIES

This proxy statement and the accompanying proxy form are being mailed by Novitron International, Inc. (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), on or about August 11, 1995. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on September 12, 1995 and any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

When a proxy is returned, prior to or at the meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in the discretion of the proxies as to other matters that may properly come before the meeting. Sending in a proxy will not affect a stockholder's right to attend the meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Secretary of the Company at any time prior to its use, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Annual Meeting. A stockholder's attendance at the meeting will not by itself revoke a proxy.


                    VOTING SECURITIES AND RECORD DATE

The Company has one class of Common Stock, $.01 par value, outstanding. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed July 17, 1995 as the record date for the meeting. Only holders of record of the Company's Common Stock on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 3,965,940 shares of Common Stock issued and outstanding.

The Company's By-laws provide that a quorum shall consist of the representation in person or by proxy at the Annual Meeting of stockholders entitled to vote a majority in interest of the votes that are entitled to be cast at the meeting. Abstentions and broker non-votes will be counted for purpose of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under applicable rules. The effect of broker non-votes to be brought before the Annual Meeting of Stockholders is discussed below.

With respect to the two matters to come before the stockholders at the Annual Meeting (i) directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote, and (ii) the appointment of the auditors shall be determined by a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted towards achievement by such nominee of a plurality. With respect to ratification of the appointment of the auditors, if the stockholder abstains from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. Broker non-votes will not be considered present at the meeting for such matter and they are therefore not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 31, 1995, is being mailed to stockholders of record of the Company concurrently with this proxy statement. The Annual Report is not, however, a part of the proxy soliciting materials.

                  PROPOSAL NO. 1 - ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect three (3) directors to serve until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the three (3) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board and have consented to be named and to serve if elected. There are no family relationships between any nominees, directors or executive officers of the Company.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

The Board recommends a vote FOR the election of each of the nominees listed below.

The   following are summaries of the background and business experience and descriptions of the principal occupations of the nominees.

Israel M. Stein (age 52) has been a Director of the Company since 1972. Dr. Stein also has served as Chairman of the Board and President of the Company since 1972.

Gordon  B.  Baty, Ph.D. (age 56) has been a Director of the  Company  since
1972.   Dr.  Baty  has   been  a  General Partner  of  Zero  Stage  Capital
Corporation since December 1985.

Arthur B. Malman (age 53) has been a Director of the Company since 1975. Mr. Malman has been a Partner of the law firm of Holtzmann, Wise & Shepard since October 1983.

                            BOARD OF DIRECTORS

Meetings of the Board of Directors and Committees

The Board of Directors met four (4) times during the fiscal year ended March 31, l995. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended all of the meetings of the Board and Board committees on which they served during the fiscal year ended March 31, 1995.

The Compensation Committee currently consists of Dr. Baty and Mr. Malman and has responsibility to evaluate compensation plans for employees, management and directors, and to make recommendations on compensation to the Board. The Compensation Committee met once during the fiscal year ended March 31, 1995. The Audit Committee, which consists of Dr. Baty, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met once during the fiscal year ended March 31, l995.

Compensation of Directors

Each Director is paid a fee of $1,250 per meeting of the Board of Directors attended and each member of the Audit and Compensation Committees is paid $750 per meeting attended. The Company reimburses Directors for all out-of-pocket expenses incurred in attending each Board and Committee meeting.

                  PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the amount of Common Stock owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission (the "SEC"), directly or indirectly, by (1) any person (including any "group" as that term defined in Section 13(d)(3) of the
Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company, (2) each Director or nominee, (3) the "named executive officers" of the Company (as defined in Item 402 of SEC
Regulation S-K), and (4) by all Directors and executive officers of the Company and its subsidiaries, as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within sixty days after July 17, 1995. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each individual named has sole voting and investment power with respect to the shares listed as being beneficially owned by such individual.

                                 Shares of
                                Common Stock
                                    and             Percent
                                 Nature of            of
                                 Beneficial         Common
Name of Beneficial Owner         Ownership           Stock
Israel M. Stein                 1,269,949(1)         32.0%
17 Edge Hill Road
Chestnut Hill, MA 02167
Alphi Investment Management      416,700(2)          10.5%
Co.
155 Pfingsten Road
Deerfield, IL 60015
Gordon B. Baty                   18,500(3)             *
Emile Hugen                       7,125(4)             *
Arthur B. Malman                  2,300(5)             *
Adrian Tennyenhuis                3,000(6)             *
All Directors and Executive
Officers as a group (6          1,300,874(7)         32.8%
persons)

* Indicates less than 1% ownership.

(1) Includes 9,000 shares held in joint tenancy with Dr. Stein's wife and 94,500 shares held as trustee of a private trust, as to which Dr. Stein disclaims beneficial ownership. Also includes 3,334 shares issuable upon the exercise of stock options exercisable within 60 days after July 17, 1995.

(2) Includes 25,000 shares for which person has shared power to direct the vote. This information is derived from a report on Schedule 13G dated June 8, 1995 filed with the SEC.

(3) Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 17, 1995.

(4) Includes 7,125 shares issuable upon the exercise of stock options exercisable within 60 days after July 17, 1995.

(5) Includes 300 shares owned by Mr. Malman's wife, as to which Mr. Malman disclaims beneficial ownership, and 2,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 17, 1995.

(6) Includes 3,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 17, 1995.

(7)  See footnotes (1), (3), (4), (5), and (6).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Directors, executive officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended March 31, 1995.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and notes present the compensation provided by the Company during the last three (3) fiscal years to its executive officers who earned total compensation of $100,000 or more during the fiscal year ended March 31, 1995.


                             Annual  Compensation                         Long-Term Compensation

                                                         Other Annual    Securities      All other
Name and Principal       Fiscal      Salary     Bonus    Compensation    Underlying      Compensation
Position                Year (1)     ($)(2)     ($)(3)      ($)(4)       Options(#)(5)     ($)(6)
Israel M. Stein, M.D.     1995      185,000       0           0            10,000            0
Chief Executive           1994      185,000       0           0            10,000            0
Officer, President and    1993      175,618     50,000        0               0            13,596
Treasurer
Adrian Tennyenhuis        1995       88,140       0           0             9,000            0
Senior Vice President     1994       84,840       0           0             9,000            0
of the Company and        1993      100,855       0           0             9,000            0
Managing Director of
Clinical Data
(Australia) Pty. Ltd.
Emile Hugen               1995      105,938       0           0            13,125            0
Managing Director         1994      105,046     19,411        0            15,125            0
Vital Scientific NV       1993      102,138     19,411        0             6,625            0


(1)  The Company's fiscal year ends on March 31 of each year.
(2) Salaries paid in foreign currency are translated into U.S. dollars at the spot rate on March 31,1995 of 1.5455 Dutch Guilders and 1.3615 Australian Dollars to the U.S. Dollar, respectively.
(3) The bonus shown for Dr. Stein was paid with respect to services rendered in fiscal year 1992.
(4) The executive officers named in the Summary Compensation Table did not receive personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the combined salary and bonus reported with respect to each of fiscal years 1995, 1994 and 1993.
(5) The aggregate number of options issued pursuant to the Company's 1991 Stock Option Plan and representing the right to purchase shares of the Company's Common Stock at a fixed price per share (fair market value on the date of the grant) in accordance with the vesting schedule applicable to each option.
(6) During fiscal 1995, the Company provided life insurance benefits to Dr. Stein at a cost of $13,596.


Option Grants in Fiscal Year 1995

No   options  were  granted  to  the  above  named  executive  officers  of  the
Company during the fiscal year ended March 31, 1995.


Aggregated  Option  Exercises in Last Fiscal Year  and  Fiscal  Year-End  Option
Values

The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                        Number
                          of                 Number of
                        Shares               Securities                    Value of Unexercised In-the-
                       Acquired     Value    Underlying Unexercised        Money Options at
                          on      Realized   Options at Fiscal             Fiscal Year-End ($) (2)
         Name          Exercise    ($) (1)   Year-End(#)
                                             Exercisable Unexercisable     Exercisable Unexercisable
Israel M. Stein, M.D.     --         --        3,334         6,666           --            --
Adrian Tennyenhuis        --         --        6,000         6,000         12,000        1,500
Emile Hugen              2,001      7,804      7,125         6,000         4,875         1,500
  __________________

(1)  Value  realized  equals  fair market value on the date  of  exercise,  less
     the   exercise   price,  times  the  number  of  shares  acquired   without
     deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at March 31, 1995 ($5.00 per share), less exercise price, times the number of options outstanding.


Long-term Incentive Plans - Awards in Last Fiscal Year

The Company maintains no long-term incentive plans for executive officers other than the Company's 1991 Stock Option Plan.


Defined Benefit or Actuarial Plans

The Company maintains no defined benefit or actuarial plans for executive officers.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors, consisting of Dr. Baty and Mr. Malman, is responsible for executive compensation decisions as described below. Mr. Malman is a partner of a law firm which provided legal services to the Company during fiscal 1995 and which will provide legal services to the Company in the future. See "REPORT OF THE COMPENSATION COMMITTEE ON COMPENSATION."

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Stock Performance Graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.


           REPORT OF THE COMPENSATION COMMITTEE ON COMPENSATION

During  the  fiscal  year  ended  March 31,  1995,  the  Compensation  Committee appointed by the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual salary, bonuses, and long-term incentives. During the fiscal year ended March
31,1995, the Compensation Committee consisted of two Board members, Messrs. Baty and Malman.


Executive Officer Compensation

Approach and Objectives: The Company's Compensation Committee evaluates, both subjectively and objectively, the Company's financial performance, competitive position, future potential, the individual and group performance of the members of senior management, and compensation levels at comparable companies. In such evaluation, the Compensation Committee reviews information prepared by the Company and employs the business experience of the individual members of the Compensation Committee.

The Compensation Committee has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. The Compensation Committee has also approved annual incentive bonuses based on individual and Company performance in order to reward achievement. From time to time, the Company has also granted stock options to key employees to bring the stockholders' interests more sharply into their focus and to insure that key employees have an interest in the long-term prospects of the Company.

Annual Salary and Bonus Compensation: Officers and other key employees are compensated within salary ranges that are generally based on similar positions  in  companies  of  comparable size and  complexity  to  that  of  the
Company. The annual pay for each officer is based on a combination of experience, Company and individual performance, general economic conditions, marketplace trends, and other factors deemed important by the Compensation Committee, including the fact that the Company does not offer a defined benefit retirement plan. In addition, consideration is given to traditional benefits accorded employees in the part of the world where he or she is employed.

In  fiscal  1995,  after  consideration  of  recommendations  by  the  Company's
Chief Executive Officer, Dr. Stein, other than for himself, the Compensation Committee reviewed and confirmed the compensation for senior management. The salary of the Company's senior management is generally reviewed annually by the Compensation Committee, with the amount of any increases awarded based on aforementioned factors. The Compensation Committee also takes into consideration certain adjustments in salary as required by practice or regulation in the countries in which the Company and its subsidiaries operate.

The Compensation Committee historically has determined the level of bonuses to be awarded to senior management based primarily upon the financial performance  of  the  Company.  Under the Company's  incentive  bonus  plan  for fiscal 1995 adopted by the Compensation Committee, certain key employees were eligible to receive a bonus based upon base salary and the performance of the Company in comparison to its operating budget. Primarily because the Company's performance did not meet targeted financial goals, no bonuses were to senior management for fiscal 1995. For fiscal 1996, the Compensation Committee is considering a similar bonus programs based upon Company achievement of certain targeted goals.

Long Term Incentives: Currently, stock options are the Company's primary long-term incentive instrument. The size of the awards has historically been based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. All stock options have been granted at exercise prices equal to the market price on the date of grant, become exercisable in three annual installments commencing on the first anniversary of the grant, and generally expire on the fourth anniversary.

Chief Executive Officer Compensation: In determining the annual salary, bonus, and long-term compensation of Dr. Stein, including stock options, the Compensation Committee considered the performance of the Company and the demonstrated leadership he brings to the Company. In addition to the factors considered for other officers and key employees, the Compensation Committee weighs the important role Dr. Stein plays within the Company as its founder, spokesman and Chief Executive Officer. In view of his substantial ownership of the Company's Common Stock, Dr. Stein has not, in the past four fiscal years, been awarded or requested increases in his base compensation, other than to reflect an increase to the cost of living. The annual base compensation of Dr. Stein has, in fact, increased only once since fiscal 1991 and no bonus was awarded Dr. Stein for fiscal 1995 based principally on the Company's performance.

The    Compensation   Committee   believes   that   the   Company's    executive
compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution is needed for the Company's growth and profitability. The Compensation Committee further believes that bonuses and long-term incentives are an important means to incentivize the Company's overall performance and the individual performances of its senior executives and that bonuses are necessary to keep total compensation competitive with executive compensation at similarly situated companies.


Compensation Committee:                           The Board of Directors:

Gordon B. Baty, Ph.D.                             Israel M. Stein, M.D.
Arthur B. Malman, Esq.                            Gordon B. Baty, Ph.D.
                                                  Arthur B. Malman, Esq.


Stock Performance Graph

Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Market-U.S. and Foreign Companies Index and a Company-selected peer group index that includes: Abaxis, Inc.*, Andros, Inc., Beckman Instruments, Inc., Bio Rad Laboratories, Inc., Biomagnetic Technologies, Inc., Cem Corp., Coherent, Inc., Cyberoptics Corp., Dionex Corp., Drug Screening Systems, Inc.*, Hach Co., Millipore Corp., Novitron International, Inc., O.I. Corp., Perkin Elmer Corp., Repro Medical Systems, Inc.*, Rheometrics, Inc., Sentex Sensing Technologies, Inc., Sepracor Inc.*, and Thermo Instrument Systems, Inc. The peer group index was formed on a weighted average basis based on market capitalizations at the beginning of each period for which a return is indicated. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends. The performance and trends depicted in the graph below are not necessarily indicative of actual or likely performance or trends for subsequent or future periods.



*     Indicates  a  company which became a public company  in  1991.   Prior  to
1991 the company's weight in the index was zero.

           COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG
          NOVITRON INTERNATIONAL, INC., THE NASDAQ MARKET-U.S.
            AND FOREIGN COMPANIES INDEX AND A PEER GROUP INDEX



A  graph  appears  here which shows at 3/95 Peer Group had  $187  dollar  return
on   $100  invested  in  3/90,  NASDAQ  Stock  Market  had  a  $201  return  and
Novitron International, Inc. had a $568 return.



         PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending March 31, 1995 and
further   directed  that  management  submit  the  selection  of  auditors   for
ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended March 31, 1995.

Representatives  of  Arthur  Andersen LLP are expected  to  be  present  at  the
Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the proposal to ratify the choice of Arthur Andersen LLP as the Company's auditors.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Holtzmann Wise & Shepard, of which Arthur B. Malman, a director of the Company, is a partner, provided legal services to the Company during fiscal 1995.

            STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

Any stockholder proposal intended to be presented for consideration at the Company's 1996 annual meeting of stockholders and included in the Company's proxy statement, must submit the proposal to the Company so that it is received at the executive offices of the Company not later than April
13,1996. Any stockholder desiring to submit a proposal should consult applicable regulations of the SEC.

                              OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interests of the Company and its stockholders.

August 11, 1995